EXHIBIT 16



                    DAVID CHRISTENSEN CPA & CONSULTANT, PLLC
                                   Park Tower
                                    Suite 272
                            201 N.E. Park Plaza Drive
                               Vancouver, WA 98684
                                 (360) 892-0800
                               Fax (360) 604-4587



April 10, 1998


Securities and Exchange Commission
450 5th St. N.W.
Washington D.C. 20549

REGARDING:  WASHINGTON BANKING COMPANY

Dear Sirs:

We have been furnished with a copy of the Form SB-2, EXPERTS, related to the event that occurred on February 20, 1998, to be filed by our former client, Washington Banking Company. We agree with the statements made in response to that item insofar as they relate to our firm.

Sincerely,


David O. Christensen